As filed with the Securities and Exchange Commission on June 10, 1997
                                                  Registration No. 333-_______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             _____________________

                             FIRST DATA CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                47-0731996
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

      401 Hackensack Avenue                               07601
      Hackensack, New Jersey                            (Zip Code)
(Address of principal executive offices)

                   Technology Solutions International, Inc.
                               Stock Option Plan
                           (Full title of the plan)

             David P. Bailis                                  Copy to:
             General Counsel                               Thomas A. Rossi
          First Data Corporation                        First Data Corporation
         2121 North 117th Avenue                       2121 North 117th Avenue
          Omaha, Nebraska 68164                         Omaha, Nebraska 68164
             (402) 498-2170
  (Name, address, and telephone number,
  including area code, of agent for service)

                          ____________________________

                        CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                         Amount          maximum       maximum
     Title of             to be          offering     aggregate       Amount of
 Securities to be     registered(1)     price per      offering    registration fee
    registered                           share(2)       price
-----------------------------------------------------------------------------------

Common Stock,       13,910  shares       $0.4607       $36,021(2)        $100
$.01 par value         522  shares       $0.8829
                     7,815 shares        $1.3436
                     2,709 shares        $1.5163
                     4,298 shares        $1.5355
                       104 shares        $1.5547
                     1,042 shares        $1.6699
                       521 shares        $1.7467
                       130 shares        $1.9194
                     2,423 shares        $2.0154

-----------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate number of shares as may become issuable because of the provisions of the Plans relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon options to purchase a certain number of shares of Common Stock at varying purchase prices, as reflected in the Calculation of Registration Fee Table.
================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by First Data Corporation (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

          (c) The description of the Common Stock, par value $.01 per share, of the Company which is contained in the Company's Report on Form 8-A (File No. 1-11073) filed March 24, 1992 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being herein after referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except for (i) breaches of a director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) certain transactions under Section 174 of the DGLC (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     The Restated Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit
  No.                                     Description
-------                                   -----------

4(a) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Commission File No. 1-11073,
               Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

4(b) By-laws of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

5              Opinion of Sidley & Austin.
15             Letter from Ernst & Young LLP re: unaudited interim financial information.
23(a)          Consent of Ernst & Young LLP.
23(b)          Consent of Deloitte & Touche LLP.
23(c)          Consent of Sidley & Austin (contained in Exhibit 5 hereto).
24             Powers of Attorney (included on signature page).

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on June 10, 1997.


                                       FIRST DATA CORPORATION


                                       By:  /s/ Henry C. Duques
                                           -----------------------------
                                           Henry C. Duques
                                           Chairman of the Board
                                             and Chief Executive Officer


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints David P. Bailis, Patricia A. Winchell and Thomas A. Rossi, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                      Title(s)                                    Date
        ---------                                      --------                                    ----

   /s/ Henry C. Duques             Chairman of the Board and Chief                             June 10, 1997
-------------------------            Executive Officer
        Henry C. Duques



   /s/ Lee Adrean                  Executive Vice President and Chief                          June 10, 1997
-------------------------            Financial Officer (Principal Financial Officer)
        Lee Adrean



   /s/ Richard Macchia             Senior Vice President-Finance                               June 10, 1997
-------------------------            (Principal Accounting Officer)
        Richard Macchia

   /s/ Ben Burdetsky               Director                                                    June 10, 1997
-------------------------
        Ben Burdetsky


   /s/ Courtney F. Jones           Director                                                    June 10, 1997
-------------------------
        Courtney F. Jones


   /s/ Robert J. Levenson          Director                                                    June 10, 1997
----------------------------
        Robert J. Levenson


   /s/ James D. Robinson III       Director                                                    June 10, 1997
----------------------------
        James D. Robinson III


   /s/ Charles T. Russell          Director                                                    June 10, 1997
----------------------------
        Charles T. Russell


   /s/ Bernard L. Schwartz         Director                                                    June 10, 1997
----------------------------
        Bernard L. Schwartz


   /s/ Garen K. Staglin            Director                                                    June 10, 1997
----------------------------
        Garen K. Staglin

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                Description of Exhibit
------                ----------------------

4(a) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Commission File No. 1-11073,
               Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

4(b) By-laws of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

5*             Opinion of Sidley & Austin.

15* Letter from Ernst & Young LLP re: unaudited interim financial information.

23(a)*         Consent of Ernst & Young LLP.

23(b)*         Consent of Deloitte & Touche LLP.

23(c)*         Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24*            Powers of Attorney (included on signature page).


________________________
*Filed herewith